EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-8 of our report dated February 22, 2001,appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2000.


/s/Deloitte & Touche LLP

Dallas, Texas
June 15, 2001